Exhibit 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 20, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Baird Medical Investment Holdings Limited for the year ended December 31, 2024.

/s/ Marcum Asia CPAs LLP

Guangzhou, China

March 9, 2026

GUANGZHOU OFFICE • Ste.1712 • CTF Finance Center • 6 Pearl River East Rd. • Pearl River New Town • Tianhe Dist. • Guangzhou • 510623

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com